                                                                      EXHIBIT 11



                          HEALTHDYNE TECHNOLOGIES, INC.

                 RETIREMENT BENEFIT AWARD FOR _________________


                                  Section 1.

                                   PURPOSE

The purpose of this Agreement is to recognize the valuable services of ("Executive") to Healthdyne Technologies, Inc., a Georgia corporation (the "Company"), and to its predecessor, Healthdyne, Inc., a Georgia Corporation ("Healthdyne"), and to provide a targeted level of monthly retirement income to Executive.

                                  Section 2.

                                   BENEFITS

2.1      Timing and Amount.

a. General. If Executive has completed 10 Years of Service when Executive's employment with the Company (and any related entity described in Section 2.1(d)(8)) terminates, Executive will be entitled to receive a monthly Retirement Benefit beginning when he reaches age 65 or terminates employment, whichever occurs later. This Retirement Benefit for any month will equal the amount which when added to Executive's Social Security Benefit, Other Retirement Benefit, and Disability Benefit for such month will equal Executive's Target Retirement Income for such month.

Thus, for any month, Executive's

                  Retirement Benefit + SSB + ORB + DB = TRI.

The amount of the Retirement Benefit may vary from month to month depending on the amount of Executive's Social Security Benefit, Other Retirement Benefit and Disability Benefit for such month.

b. Early Retirement. If Executive has completed 10 Years of Service when Executive's employment with the Company (and any related entity described in ss. 2.1(d)(8)) terminates and such termination occurs before Executive reaches age 65, he can elect to receive an Early Retirement Benefit at anytime after the later of his fifty-fifth birthday or termination of employment with the Company. Election for Early Retirement must be made in writing at least 60 days prior to the commencement of benefits. If Executive elects Early Retirement, the amount of his benefit will be reduced (relative to the benefit which would have been payable at age 65) to reflect its early commencement. His Early Retirement Benefit for any month will equal the amount which when added to Executive's Social Security Benefit, Other Retirement Benefit and Disability Benefit for such month equals his Target Retirement Income for such month multiplied by the applicable Early Retirement Factor ("ERF") in Section 2.2.

Thus, for any month, Executive's

                  Early Retirement Benefit + SSB + ORB + DB = TRI x ERF.

The amount of this Early Retirement Benefit may vary from month to month depending on the amount of Executive's SSB, ORB and DB for such month.

c. Payment Form. If Executive does not have a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences, his monthly benefit will be paid to him for his life only based on a TRI determined under Section 2.1(d)(7) or, in the case of an Early Retirement Benefit, a reduced TRI. Except as described below, if Executive has a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences, he will receive a reduced monthly benefit for his life and, after his death, a monthly benefit will be paid to his surviving Spouse for her life in an amount equal to 50% of the monthly benefit which would have been payable to Executive if he had survived. The reduced monthly benefit and surviving Spouse benefit will be determined by an actuary chosen by the Company, and the resulting benefit will be equivalent in value to the monthly benefit otherwise due to the Executive using the actuarial assumptions listed in Section 4. However, the Executive will be treated as if he has no Spouse on the date benefits commence if the Spouse dies prior to the payment of the first monthly payment to Executive. An Executive who has a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences can elect to have his benefit paid to him for his life only based on a TRI determined under
Section 2.1(d)(7) or, in the case of an Early Retirement Benefit, a reduced TRI. Any such election must be made in writing within the 90-day period immediately preceding the commencement of benefits in accordance with such administrative procedures as the Company establishes for this purpose. Any such election shall become irrevocable at the time so made.

         d. Definitions. The following definitions apply for purposes of determining Executive's benefit under this Section 2:

         (1) Accrual Fraction - means a fraction, the numerator of which is the lesser of 20 or Executive's actual Years of Service and the denominator of which is the lesser of 20 or the number of Years of Service Executive would complete if Executive continued employment with Company until Executive reached age 65. The Accrual Fraction cannot exceed one.

         (2) Average Compensation - means the arithmetic average of Executive's annual base salary from the Company or Healthdyne for the three calendar years for which Executive's base salary is the highest, including (if applicable) the calendar year in which Executive terminates employment.

         (3) Disability Benefit ("DB") - means for any month the monthly disability benefit, if any, actually paid to Executive under any long-term disability plan maintained by the Company.

         (4) Other Retirement Benefit ("ORB") - means for any month an amount determined by the Company which is attributable to the benefit, if any, provided to Executive under any defined benefit pension plan maintained by the Company or any related entity for the benefit of Executive with respect to employment services prior to the termination of employment with the Company.

         (5) Social Security Benefit ("SSB") - means zero for any month beginning before Executive's Social Security retirement age, and thereafter means the maximum monthly Social Security benefit that Executive would be (or, in the event of Executive's death, is deemed by the Company to have been) eligible to receive at such age determined without regard to whether Executive commenced receiving Social Security benefits earlier.

         (6) Spouse - means the spouse to whom Executive has been legally married in a civil or religious ceremony throughout the one year period ending on the earlier of the date Executive's Retirement Benefit commences or his date of death.

         (7) Target Retirement Income ("TRI") - means for any Retirement Benefit payable for Executive's life only, the monthly benefit beginning when Executive reaches age 65 or terminates employment, whichever occurs last, determined in accordance with the following formula based on Executive's Average Compensation and Years of Service as of the date Executive's employment with the Company terminates:

         (60% x Average Compensation x Accrual Fraction) x 1/12.

         (8) Year of Service - means each calendar year in which Executive completes at least 1000 hours of employment with the Company
         (plus, in the event that Executive is entitled to compensation under the Non-competition Agreement dated ___________________, as amended or extended or any successor or replacement agreement or arrangements with respect to such matters, three(3) years.) Employment with Healthdyne or with any direct or indirect corporation or entity in which Company owns in excess of 50% of the outstanding voting stock shall for all purposes under this Agreement be deemed to constitute employment with the Company.

         With respect to calendar years which predate the date of this Agreement, the parties agree that Executive completed 1,000 hours of employment with respect to all calendar years set forth on Exhibit A hereto.
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

2.2 Early Retirement Factor. The early retirement factors set forth below are applied to determine the Early Retirement Benefit under Section 2.1(b) and any survivor benefit which commences early under Section 2.3 based on Executive's age when he begins receiving his Early Retirement Benefit (or, if payments begin after Executive's death, the age Executive would have been when Executive's Spouse begins receiving the survivor benefit):

                  .50 at age 55                      .67 at age 60
                  .53 at age 56                      .73 at age 61
                  .57 at age 57                      .80 at age 62
                  .60 at age 58                      .87 at age 63
                  .63 at age 59                      .93 at age 64

2.3 Survivor Benefit. If benefits under this Agreement are payable in a joint and survivor form and Executive dies while receiving benefits under this Agreement, payments will begin to his surviving Spouse following Executive's death in an amount each month equal to 50% of the monthly benefit which would have been payable to Executive if he had survived. If Executive dies after completing 10 Years of Service but before receiving any benefits under this Agreement, his Spouse shall be entitled to receive the monthly survivor benefit which would have been payable to her if Executive had terminated his employment with Company on the earlier of (a) his date of death, or (b) the date his employment terminated, survived to age 65 and died after beginning to receive benefits in the joint and survivor form. Payment of this monthly survivor benefit will begin when Executive would have reached age 65 or his date of death, whichever occurs later, unless his surviving Spouse elects to begin receiving the survivor benefit when Executive would have reached age 55 or Executive's date of death, whichever occurs later. An election for early commencement must be made in writing within the 6-month period beginning on Executive's date of death in accordance with such administrative procedures as Company establishes for this purpose. Company will reduce the amount of the survivor benefit to reflect its early commencement using the Early Retirement Factors in Section 2.2.

2.4 Less Than 10 Years of Service. No benefit shall be paid to Executive or on his behalf if Executive's employment with the Company and any related entity described in Section 2.1(d)(8) terminates before Executive has completed 10 Years of Service.

                                  Section 3.

The Company in its discretion exercised in good faith may forfeit the Executive's benefit entirely if (a) Executive breaches any material term of any applicable invention, confidentiality or noncompetition agreement in a manner which directly results in an economic loss to the Company in an amount that is material to its financial condition, (b) Executive intentionally and in bad faith fails to provide information regarding Other Retirement Benefits or (c) Executive institutes any legal action against the Company or any related corporation or entity for which Years of Service are included under this Agreement other than (i) an action by or on behalf of Executive to enforce the terms and conditions of this Agreement, (ii) an action for recovery or protection under the corporate

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indemnification provided to Executive in the course of performing his duties on behalf of Company or any related corporation or entity, including, without limitation, an action under any applicable director and officer liability insurance available, or (iii) as a counterclaim or defense to any claim asserted by Company or any related corporation or entity against Executive.

                                  Section 4.

                           SOURCE OF BENEFIT PAYMENTS

Unless there is a Change in Control of the Company, this benefit shall be paid by the Company from its general assets or by a trust established for the specific purpose of paying such benefit. No person shall have any right, interest or claim whatsoever to the payment of this benefit from any person whomsoever other than Company or such trust established for such purpose, and no person shall have any right, interest or claim whatsoever to the payment of this benefit which is superior in any manner to the right, interest, or claim of any other general and unsecured creditor of the Company.

If a "Change of Control" does occur, all benefits accrued to date become immediately vested and Executive in his discretion exercised at any time thereafter may require the Company on behalf of Executive to place in a grantor trust, of the type and with the terms and conditions of the Trust attached as Exhibit B hereto, an amount of money which is equal to the present value of Executive's benefits accrued to date and, on an annual basis thereafter, shall make additional contributions for any additional benefit accruals of Executive. The value is to be determined by an actuary (qualified to function as an actuary under the Employee Retirement Income Security Act (ERISA)) using the following assumptions:

             Interest Discount                                  7%
             Mortality                                        1983 GAM
             Cost of Living Increase for Social
                      Security Benefits                         3%

A delay by Executive in the making of a request for a trust shall in no way compromise or invalidate Executive's rights with respect thereto, and Company shall promptly honor such request once made.

Any assets transferred to a trust pursuant to a Change of Control will be irrevocably committed to paying benefits under this Agreement and, in no event, can any assets of such trust revert to the Company. The Executive can request immediate payment from the trustee of any amounts necessary to cover the payment of taxes which are due from the Executive as a result of the transfer of assets to the trust or as a result of investment income earned by such trust.

For purposes of this Agreement, "Change in Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation and changes in ownership of a substantial portion of a corporation's assets all as defined, discussed and illustrated in Section 280G of the Internal Revenue Code and the duly promulgated Treasury Regulations thereunder, and the disposition of a

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substantial portion of the corporation's assets as defined in (D) below. Without limiting the foregoing and by way of example:

         (A) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

         (B) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors who where directors prior to the date of the appointment or election of the first of such new directors.

         (C) A change in the ownership of a substantial portion of the corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

         (D) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the twelve (12) month period ending on the date of the most recent such transfer of assets) that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

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


For purposes of the provisions of this Agreement defining "Change in Control,"
(i) references to the Company in this Agreement include the Georgia corporation known as Healthdyne Technologies, Inc. as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation by virtue of merger or share exchange; and (ii) the terms "person," "acting as a group" and "ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder provided; however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the corporation or corporations who acquired ownership of fifty percent (50%) or more of the surviving corporations shall be deemed to have acted as a group, resulting in a change in ownership under (A) above.

                                  Section 5.

                          NOT A CONTRACT OF EMPLOYMENT

This benefit does not grant Executive the right to remain an employee of Company for any specific term of employment or in any specific capacity or at any specific rate of compensation.

                                  Section 6.

                           NO ALIENATION OR ASSIGNMENT

Neither Executive nor his Spouse shall have any right or power whatsoever to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of this benefit, and Company shall have the right, in the event of any such action, to suspend temporarily or terminate permanently the payment of this benefit to, or on behalf of, Executive or his Spouse if Executive or his Spouse attempt to do so.

                                  Section 7.

                                      ERISA

The Company intends that this Agreement come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and any ambiguities in this document shall be construed to effect that intent.

                                  Section 8.

                    ADMINISTRATION, AMENDMENT AND TERMINATION

The Board of Directors of the Company shall have all powers necessary to interpret and administer this award, to amend this award (and any related exhibits) in writing from time to time in any respect whatsoever and to terminate this award in writing at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive Executive of all or any part of the benefits which have accrued to the date of such amendment or termination. The Board of Directors also shall have the power to delegate the exercise of all or any part of its powers to such other person or persons as the Board deems appropriate under the circumstances. If a claim for benefits under this Agreement is denied, the Board of Directors of the Company shall provide written notice to Executive or his Spouse setting forth the specific reasons for such denial and shall afford Executive or his Spouse a reasonable opportunity for a full and fair review of the decision denying benefits under this Agreement as required by ERISA Section 503. Reference to the Company herein shall include any successor in interest to the Company or of all or a substantial part of its business or assets (whether by merger, sale of stock, sale of assets or otherwise) and this document shall be binding upon any such successor and of any successor thereto.

                                  Section 9.

                                  CONSTRUCTION

The headings and subheadings set forth in this document are intended for convenience only and have no substantive meaning whatsoever. In the construction of this document, the masculine shall include the feminine and the singular shall include the plural. This document will be construed in accordance with the laws of the State of Georgia to the extent not preempted by ERISA.

                                 Section 10.

                                 EFFECTIVE DATE

This Agreement shall supersede the Retirement Benefit Award for the Executive dated _________________, and shall become effective on the last to occur of (i) the acceptance of this Agreement by Executive, or (ii) _________________.



                                     HEALTHDYNE TECHNOLOGIES, INC.

                                     By:

                                     Title:

                                     Date:



Accepted this  _____ day of
_____________________199___



___________________________

                          HEALTHDYNE TECHNOLOGIES, INC.

                          RETIREMENT BENEFIT AWARD FOR_______


                                  Section 1.

                                     PURPOSE

The purpose of this Agreement is to recognize the valuable services of ______________________("Executive") to Healthdyne Technologies, Inc., a Georgia corporation (the "Company"), and to its predecessor, Healthdyne, Inc., a Georgia Corporation ("Healthdyne"), and to provide a targeted level of monthly retirement income to Executive.

                                  Section 2.

                                    BENEFITS

2.1      Timing and Amount.

a. General. If Executive has completed 10 Years of Service when Executive's employment with the Company (and any related entity described in Section 2.1(d)(8)) terminates, Executive will be entitled to receive a monthly Retirement Benefit beginning when he reaches age 65 or terminates employment, whichever occurs later. This Retirement Benefit for any month will equal the amount which when added to Executive's Social Security Benefit, Other Retirement Benefit, and Disability Benefit for such month will equal Executive's Target Retirement Income for such month.

Thus, for any month, Executive's

                  Retirement Benefit + SSB + ORB + DB = TRI.

The amount of the Retirement Benefit may vary from month to month depending on the amount of Executive's Social Security Benefit, Other Retirement Benefit and Disability Benefit for such month.

b. Early Retirement. If Executive has completed 10 Years of Service when Executive's employment with the Company (and any related entity described in Section 2.1(d)(8)) terminates and such termination occurs before Executive reaches age 65, he can elect to receive an Early Retirement Benefit at anytime after the later of his fifty-fifth birthday or termination of employment with the Company. Election for Early Retirement must be made in writing at least 60 days prior to the commencement of benefits. If Executive elects Early Retirement, the amount of his benefit will be reduced (relative to the benefit which would have been payable at age 65) to reflect its early commencement. His Early Retirement Benefit for any month will equal the amount which when added to Executive's Social Security Benefit, Other Retirement Benefit and Disability Benefit for such month equals his Target Retirement Income for such month multiplied by the applicable Early Retirement Factor ("ERF") in Section 2.2.

Thus, for any month, Executive's

                  Early Retirement Benefit + SSB + ORB + DB = TRI x ERF.

The amount of this Early Retirement Benefit may vary from month to month depending on the amount of Executive's SSB, ORB and DB for such month.

c. Payment Form. If Executive does not have a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences, his monthly benefit will be paid to him for his life only based on a TRI determined under Section 2.1(d)(7) or, in the case of an Early Retirement Benefit, a reduced TRI. Except as described below, if Executive has a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences, he will receive a reduced monthly benefit for his life and, after his death, a monthly benefit will be paid to his surviving Spouse for her life in an amount equal to 50% of the monthly benefit which would have been payable to Executive if he had survived. The reduced monthly benefit and surviving Spouse benefit will be determined by an actuary chosen by the Company, and the resulting benefit will be equivalent in value to the monthly benefit otherwise due to the Executive using the actuarial assumptions listed in Section 4. However, the Executive will be treated as if he has no Spouse on the date benefits commence if the Spouse dies prior to the payment of the first monthly payment to Executive. An Executive who has a Spouse on the date his Retirement Benefit or Early Retirement Benefit commences can elect to have his benefit paid to him for his life only based on a TRI determined under
Section 2.1(d)(7) or, in the case of an Early Retirement Benefit, a reduced TRI. Any such election must be made in writing within the 90-day period immediately preceding the commencement of benefits in accordance with such administrative procedures as the Company establishes for this purpose. Any such election shall become irrevocable at the time so made.

d. Definitions. The following definitions apply for purposes of determining Executive's benefit under this Section 2:

         (1) Accrual Fraction - means a fraction, the numerator of which is the lesser of 20 or Executive's actual Years of Service and the denominator of which is the lesser of 20 or the number of Years of Service Executive would complete if Executive continued employment with Company until Executive reached age 65. The Accrual Fraction cannot exceed one.

         (2) Average Compensation - means the arithmetic average of Executive's annual base salary from the Company or Healthdyne for the three calendar years for which Executive's base salary is the highest, including (if applicable) the calendar year in which Executive terminates employment.


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

         (3) Disability Benefit ("DB") - means for any month the monthly disability benefit, if any, actually paid to Executive under any long-term disability plan maintained by the Company.

         (4) Other Retirement Benefit ("ORB") - means for any month an amount determined by the Company which is attributable to the benefit, if any, provided to Executive under any defined benefit pension plan maintained by the Company or any related entity for the benefit of Executive with respect to employment services prior to the termination of employment with the Company.

         (5) Social Security Benefit ("SSB") - means zero for any month beginning before Executive's Social Security retirement age, and thereafter means the maximum monthly Social Security benefit that Executive would be (or, in the event of Executive's death, is deemed by the Company to have been) eligible to receive at such age determined without regard to whether Executive commenced receiving Social Security benefits earlier.

         (6) Spouse - means the spouse to whom Executive has been legally married in a civil or religious ceremony throughout the one year period ending on the earlier of the date Executive's Retirement Benefit commences or his date of death.

         (7) Target Retirement Income ("TRI") - means for any Retirement Benefit payable for Executive's life only, the monthly benefit beginning when Executive reaches age 65 or terminates employment, whichever occurs last, determined in accordance with the following formula based on Executive's Average Compensation and Years of Service as of the date Executive's employment with the Company terminates:

         (60% x Average Compensation x Accrual Fraction) x 1/12.

         (8) Year of Service - means each calendar year in which Executive completes at least 1000 hours of employment with the Company.

         Employment with Healthdyne or with any direct or indirect corporation or entity in which Company owns in excess of 50% of the outstanding voting stock shall for all purposes under this Agreement be deemed to constitute employment with the Company.

         With respect to calendar years which predate the date of this Agreement, the parties agree that Executive completed 1,000 hours of employment with respect to all calendar years set forth on Exhibit A hereto.

2.2 Early Retirement Factor. The early retirement factors set forth below are applied to determine the Early Retirement Benefit under Section 2.1(b) and any survivor benefit which commences early under Section 2.3 based on Executive's age when he begins receiving his Early Retirement Benefit (or, if payments

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



begin after Executive's death, the age Executive would have been when Executive's Spouse begins receiving the survivor benefit):

                  .50 at age 55                .67 at age 60
                  .53 at age 56                .73 at age 61
                  .57 at age 57                .80 at age 62
                  .60 at age 58                .87 at age 63
                  .63 at age 59                .93 at age 64

2.3 Survivor Benefit. If benefits under this Agreement are payable in a joint and survivor form and Executive dies while receiving benefits under this Agreement, payments will begin to his surviving Spouse following Executive's death in an amount each month equal to 50% of the monthly benefit which would have been payable to Executive if he had survived. If Executive dies after completing 10 Years of Service but before receiving any benefits under this Agreement, his Spouse shall be entitled to receive the monthly survivor benefit which would have been payable to her if Executive had terminated his employment with Company on the earlier of (a) his date of death, or (b) the date his employment terminated, survived to age 65 and died after beginning to receive benefits in the joint and survivor form. Payment of this monthly survivor benefit will begin when Executive would have reached age 65 or his date of death, whichever occurs later, unless his surviving Spouse elects to begin receiving the survivor benefit when Executive would have reached age 55 or Executive's date of death, whichever occurs later. An election for early commencement must be made in writing within the 6-month period beginning on Executive's date of death in accordance with such administrative procedures as Company establishes for this purpose. Company will reduce the amount of the survivor benefit to reflect its early commencement using the Early Retirement Factors in Section 2.2.

2.4 Less Than 10 Years of Service. No benefit shall be paid to Executive or on his behalf if Executive's employment with the Company and any related entity described in Section 2.1(d)(8) terminates before Executive has completed 10 Years of Service.

                                  Section 3.

The Company in its discretion exercised in good faith may forfeit the Executive's benefit entirely if (a) Executive breaches any material term of any applicable invention, confidentiality or noncompetition agreement in a manner which directly results in an economic loss to the Company in an amount that is material to its financial condition, (b) Executive intentionally and in bad faith fails to provide information regarding Other Retirement Benefits or (c) Executive institutes any legal action against the Company or any related corporation or entity for which Years of Service are included under this Agreement other than (i) an action by or on behalf of Executive to enforce the terms and conditions of this Agreement, or of any other Non-competition Agreement or arrangement with the Company or any related corporation or entity,
(ii) an action for recovery or protection under the corporate indemnification provided to Executive in the course of performing his duties on behalf of Company or any related corporation or entity, including, without limitation, an action under any applicable director and officer liability insurance available, or (iii) as a counterclaim or defense to any claim asserted by Company or any related corporation or entity against Executive.

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

                                  Section 4.

                          SOURCE OF BENEFIT PAYMENTS

Unless there is a Change in Control of the Company, this benefit shall be paid by the Company from its general assets or by a trust established for the specific purpose of paying such benefit. No person shall have any right, interest or claim whatsoever to the payment of this benefit from any person whomsoever other than Company or such trust established for such purpose, and no person shall have any right, interest or claim whatsoever to the payment of this benefit which is superior in any manner to the right, interest, or claim of any other general and unsecured creditor of the Company.

If a "Change of Control" does occur, all benefits accrued to date become immediately vested and Executive in his discretion exercised at any time thereafter may require the Company on behalf of Executive to place in a grantor trust, of the type and with the terms and conditions of the Trust attached as Exhibit B hereto, an amount of money which is equal to the present value of Executive's benefits accrued to date and, on an annual basis thereafter, shall make additional contributions for any additional benefit accruals of Executive. The value is to be determined by an actuary (qualified to function as an actuary under the Employee Retirement Income Security Act (ERISA)) using the following assumptions:

         Interest Discount                                  7%
         Mortality                                       1983 GAM
         Cost of Living Increase for Social
                  Security Benefits                         3%

A delay by Executive in the making of a request for a trust shall in no way compromise or invalidate Executive's rights with respect thereto, and Company shall promptly honor such request once made.

Any assets transferred to a trust pursuant to a Change of Control will be irrevocably committed to paying benefits under this Agreement and, in no event, can any assets of such trust revert to the Company. The Executive can request immediate payment from the trustee of any amounts necessary to cover the payment of taxes which are due from the Executive as a result of the transfer of assets to the trust or as a result of investment income earned by such trust.

For purposes of this Agreement, "Change in Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation and changes in ownership of a substantial portion of a corporation's assets all as defined, discussed and illustrated in Section 280G of the Internal Revenue Code and the duly promulgated Treasury Regulations thereunder, and the disposition of a substantial portion of the corporation's assets as defined in
(D) below. Without limiting the foregoing and by way of example:

         (A) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

         (B) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors who where directors prior to the date of the appointment or election of the first of such new directors.

         (C) A change in the ownership of a substantial portion of the corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

         (D) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the twelve (12) month period ending on the date of the most recent such transfer of assets) that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

For purposes of the provisions of this Agreement defining "Change in Control,"
(i) references to the Company in this Agreement include the Georgia corporation known as Healthdyne Technologies, Inc. as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation by virtue of merger or share exchange; and (ii) the terms "person," "acting as a group" and
                                       6

"ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder provided; however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the corporation or corporations who acquired ownership of fifty percent (50%) or more of the surviving corporations shall be deemed to have acted as a group, resulting in a change in ownership under (A) above.

                                  Section 5.

                         NOT A CONTRACT OF EMPLOYMENT

This benefit does not grant Executive the right to remain an employee of Company for any specific term of employment or in any specific capacity or at any specific rate of compensation.

                                  Section 6.

                         NO ALIENATION OR ASSIGNMENT

Neither Executive nor his Spouse shall have any right or power whatsoever to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of this benefit, and Company shall have the right, in the event of any such action, to suspend temporarily or terminate permanently the payment of this benefit to, or on behalf of, Executive or his Spouse if Executive or his Spouse attempt to do so.

                                  Section 7.

                                    ERISA

The Company intends that this Agreement come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and any ambiguities in this document shall be construed to effect that intent.

                                  Section 8.

                    ADMINISTRATION, AMENDMENT AND TERMINATION

The Board of Directors of the Company shall have all powers necessary to interpret and administer this award, to amend this award (and any related exhibits) in writing from time to time in any respect whatsoever and to terminate this award in writing at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive Executive of all or any part of the benefits which have accrued to the date of such amendment or termination. The Board of Directors also shall have the power to delegate the exercise of all or any part of its powers to such other person or persons as the Board deems appropriate under the circumstances. If a claim for benefits under this Agreement is denied, the Board of Directors of the Company shall provide written notice to Executive or his Spouse setting forth the specific reasons for such denial and shall afford Executive or his Spouse a reasonable opportunity for a full and fair review of the decision denying benefits under this Agreement as required by ERISA Section 503. Reference to the Company herein shall include any successor in interest to the Company or of all or a substantial part of its business or assets (whether by merger, sale of stock, sale of assets or otherwise) and this document shall be binding upon any such successor and of any successor thereto.

                                   Section 9.

                                  CONSTRUCTION

The headings and subheadings set forth in this document are intended for convenience only and have no substantive meaning whatsoever. In the construction of this document, the masculine shall include the feminine and the singular shall include the plural. This document will be construed in accordance with the laws of the State of Georgia to the extent not preempted by ERISA.

                                   Section 10.

                                 EFFECTIVE DATE

This Agreement shall supersede the Retirement Benefit Award for the Executive dated _________________, and shall become effective on the last to occur of (i) the acceptance of this Agreement by Executive, or (ii) ____________________.



                              HEALTHDYNE TECHNOLOGIES, INC.

                              By:         ---------------------------------


                              Title:      ---------------------------------


                              Date:       ---------------------------------




Accepted this ______ day of
______________________, 199__

                                   EXHIBIT A



                        YEARS OF SERVICE OF EACH EMPLOYEE

                                                                       EXHIBIT B


           TRUST UNDER HEALTHDYNE, INC. NONQUALIFIED RETIREMENT PLANS


         This Agreement made this ____ day of _____________, 19__ by and between Healthdyne, Inc. (Company) and ____________________, a commercial bank or trust company acceptable to a majority of all participants and beneficiaries entitled to benefit payments under the Plan(s), (Trustee);

         WHEREAS, Company has adopted the nonqualified deferred compensation Plan(s) as listed in Appendix A.

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


         SECTION I.        ESTABLISHMENT OF TRUST

         (a) Company hereby deposits with Trustee in trust _________ [insert amount deposited], which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         (f) Company shall, as soon as possible, but in no event longer than 90 days following the establishment of this Trust, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the date on which this Trust is established.

         (g) Within 90 days following the end of each Plan year(s) after the Trust is established, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan(s) as of the close of the Plan year(s).

SECTION 2.        PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s), and the time of commencement for payment of such amounts. Except as otherwise provided herein or in the Plan(s), Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined in good faith by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


SECTION  3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
            COMPANY IS INSOLVENT.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


         SECTION 4.        PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).


         SECTION 5.        INVESTMENT AUTHORITY.

         (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

         [(B) THE TRUSTEE AND COMPANY SHALL AGREE TO SUCH OTHER INVESTMENT POWERS OF THE TRUSTEE AS ARE NECESSARY FOR THE ESTABLISHMENT AND PROPER ADMINISTRATION OF THE TRUST; PROVIDED, HOWEVER, THAT SUCH INVESTMENT POWERS ARE STANDARD AMONG THE INDUSTRY AND DO NOT CONFLICT WITH THE TERMS OF THE TRUST AS SET FORTH HEREIN.]


         SECTION 6.        DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


         SECTION 7.        ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 120 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


         SECTION 8.        RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue code.


         SECTION 9.        COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


         SECTION 10.       RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 45 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 45 days notice or upon shorter notice accepted by Trustee.

         (c) If Trustee resigns or is removed within 5 years after this Trust is established, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 45 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11.       APPOINTMENT OF SUCCESSOR.

         If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any unaffiliated third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The Company must obtain the prior written approval of a majority of the participants and beneficiaries entitled to benefit payments under the Plan(s) for the appointment of the successor Trustee, unless such appointment has been made by a court of competent jurisdiction. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, (including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.


         SECTION 12.       AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company with the prior written approval of all participants and beneficiaries entitled to benefit payments pursuant to the terms of the Plan(s). Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s), shall infringe on the benefits intended to be provided under the Plan(s), reduce or restrict the assets which are the subject of the Trust other than as required by Section 3, or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon prior written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

         SECTION 13.       MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of _______________ [TO BE DETERMINED BY THE TRUSTEE].


         SECTION 14.       EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be _______________, 19__.